Loan and Security Agreement

LOAN AND SECURITY AGREEMENT made as of the 12th day of March, 2006 between StarInvest Group, Inc., a Nevada corporation whose principal place of business is located at 3300 North A Street, Suite 2-210, Midland Texas 79705 (the “Company”), in favor of Strasbourger Pearson Tulcin & Wolff Inc., having an address at 33 Whitehall Street, 17th Floor, New York, New York 10004, as agent for the Note holders (the “Secured Party”).

Recitals

A. The Holders identified in Schedule A attached hereto have loaned monies (the “Loan” or plural “Loans” and sometimes referred to as “Obligations”) and hold promissory notes dated of even date herewith (the “Notes” and singular “Note”) in an aggregate principal amount of up to $750,000.

B. As an inducement to the Holders to make the Loans to the Company, the Company has agreed to secure the payment and performance of its obligations under the Notes and this Loan Agreement.

C. The Holders have appointed the Secured Party to act as their agent under this Loan Agreement for the benefit of all Holders.

D. In consideration of the Loans and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company wishes to grant a security interest in the Collateral to the Secured Party for the benefit of all Holders.

Accordingly, the parties agree as follows:

1.	Loan and Interest.

(a)
Holders hereby make Loans to the Company for a term of one (1) year at an annual interest rate of 8%, as more particularly defined in the Notes, each Holder’s Loan, as evidenced by the Note, is reflected on Schedule A attached hereto.

(b)
All payment of the Obligations shall be made by the Company in United States currency and in immediately available funds at the respective offices or residences of the Holders listed on Schedule A attached hereto or as otherwise noticed by Holders to the Company in accordance with Section 17 of this Loan Agreement.

(c)
The Company promises to use the proceeds of the Loans solely for (i) the payment of indebtedness and claims as provided for on Schedule A to the Notes, and (ii) working capital, the later up to a maximum of $300,000 of the Loans.

2.	Security Interest.

(a)
To secure prompt and complete payment and performance of the Obligations (as defined below), the Company hereby pledges, assigns, transfers and grants to Secured Party a continuing security interest in all properties, assets and rights of the Company now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest, wherever located or situated (hereinafter, collectively called the “Collateral”). Without limitation of the foregoing, the Collateral includes, among all the assets of the Company, the following:

i)	all Accounts;
ii)	all As-Extracted Collateral;
iii)	all Chattel Paper;
iv)	all Commercial Tort Claims;
v)	all Consignments;
vi)	all Contracts;
vii)	all Copyrights;
viii)	all Copyright Licenses;
ix)	all Deposit Accounts;
x)	all Documents;
xi)	all Encumbrance(s);
xii)	all Equipment;
xiii)	all Fixtures;
xiv)	all Goods;
xv)	all General Intangibles;
xvi)	all Health-Care-Insurance Receivables;
xvii)	all Instruments;
xviii)	all Inventory;
xix)	all Investment Property;
xx)	all Letter-of-Credit Rights;
xxi)	all Letters of Credit;
xxii)	all Patents;
xxiii)	all Patent Licenses;
xxiv)	all Payment Intangibles;
xxv)	all Promissory Note(s);
xxvi)	all Software;
xxvii)	all Supporting Obligations;
xxviii)	all Tangible Chattel Paper;
xxix)	all Trademarks;
xxx)	all Trademark Licenses;
xxxi)	all Vehicles; and
xxxii)
to the extent not otherwise included, all Proceeds (including condemnation proceeds), all Accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing.

(b)
The Company expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future advances, or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

The security interest granted herein to the Secured Party is for the ratable benefit of all Holders and each Holder may realize upon the Collateral to the extent of its Note Percentage, as computed from time to time. The amount of each Holder’s “Note Percentage” shall be the percentage computed by dividing the Obligations owed to such Holder by the aggregate Obligations owed to all Holders.

3.
Priority of Lien. The Company represents and warrants to the Secured Party that (a) the lien granted by the Company to the Secured Party in the Collateral is a first priority security interest subject only to the lien granted in favor of New Canaan Investment Partners, LLC (“New Canaan”), pursuant to a Security Agreement dated December 31, 2001 between New Canaan and the Company as security for a $218,700 loan provided by New Canaan (hereinafter the “Permitted Encumbrance”). The lien granted herein shall also be senior to any and all other Company credit facilities, debts, obligations, liabilities, financings or refinancings, whether existing or with a new lender.

4.
Cross-Collateralization. All Collateral which Secured Party may at any time acquire from the Company or from any other source in connection with any of the Obligations shall constitute Collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and all Obligations, however and whenever incurred, shall be secured by all Collateral, however and whenever acquired, and Secured Party shall have the right, in its sole discretion, to determine the order in which Secured Party's rights in, or remedies against, any Collateral are to be exercised, and which type or which portions of Collateral are to be proceeded against and the order of application of Proceeds of Collateral as against particular Obligations.

5.	Definitions. The following terms shall have the following meanings

(a)	“Accessions” means all Accessions as that term is defined in Article 9 of the UCC;
(b)	“Accounts” means all Accounts as that term is defined in Article 9 of the UCC;
(c)	“As-Extracted Collateral” means all As-Extracted Collateral as that term is defined in Article 9 of the UCC;
(d)	“Chattel Paper” means all Chattel Paper as that term is defined in Article 9 of the UCC;
(e)	“Collateral” shall have the meaning assigned to it in Section 1 of this Loan Agreement;
(f)
“Commercial Tort Claims” means all Commercial Tort Claims as that term is defined in Article 9 of the UCC, including without limitation, those more specifically described on Schedule 5(f) attached hereto and made a part hereof;

(g)	“Consignments” means all Consignments as that term is define in Article 9 of the UCC;
(h)
“Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined above and below) in or under which the Company may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, and any agreement relating to the terms of payment or the terms of performance thereof;

(i)	“Copyrights” means (a) all copyrights of the United States or any other country; (b) all copyright registrations filed in the United States or in any other country; and (c) all proceeds thereof;
(j)	“Copyright License” means all agreements, whether written or oral, providing for the grant by the Company of any right to use any Copyright;
(k)	“Deposit Accounts” means all Deposit Accounts at that term is defined in Article 9 of the UCC;
(l)	“Documents” means all Documents as that term is defined in Article 9 of the UCC;
(m)	“Encumbrance(s)” means all Encumbrance(s) as that term is defined in Article 9 of the UCC;
(n)	“Equipment” means all Equipment as that term is defined in Article 9 of the UCC;
(o)
“Financing Agreements” means this Loan Agreement, and any and all agreements, notes, guaranties, instruments, security agreements and documents evidencing, governing, securing or relating in any way to the Notes in favor of Secured Party;

(p)	“Fixtures” means all Fixtures as that term is defined in Article 9 of the UCC;
(q)	“General Intangibles” means all General Intangibles as that term is defined in Article 9 of the UCC;
(r)	“Goods” means all Goods as that term is defined in Article 9 of the UCC;
(s)	“Health-Care-Insurance Receivables” means all Health-Care-Insurance Receivables as that term is defined in Article 9 of the UCC;
(t)	“Instruments” means all Instruments as that term is defined in Article 9 of the UCC;
(u)	“Inventory” means all Inventory as that term is defined in Article 9 of the UCC;
(v)	“Investment Property” means all Investment Property as that term is defined in Article 9 of the UCC;
(w)	“Letters of Credit” means all Letters of Credit as that term is defined in the UCC;
(x)	“Letter-of-Credit Rights” means all Letter-of-Credit Rights as that term is defined in Article 9 of the UCC;
(y)
“Obligations” means any and all obligations, indebtedness, liabilities, guaranties, covenants and duties owing by the Company to the Holders and/or Secured Party, including without limitation, the Notes and any obligations under any of the Financing Agreements, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of Secured Party or otherwise on open account, including without limitation, all costs, expenses, fees, charges and attorneys' and other professional fees incurred by Secured Party in connection with, involving or related to the administration, protection, modification, collection, enforcement, preservation or defense of any of the Secured Party's rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the foregoing, including without limitation, all costs and expenses incurred in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations;

(z)
“Patents” means (a) all letters patent of the United States and all reissues and extensions thereof, (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in any schedule attached hereto and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Patents;

(aa)
“Patent License” means all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in any schedule attached hereto;

(bb)	“Payment Intangibles” means all Payment Intangibles as that term is defined in Article 9 of the UCC;
(cc)	“Proceeds” means all Proceeds as that term is defined in Article 9 of the UCC;
(dd)	“Promissory Note(s)” means all Promissory Note(s) as that term is defined in Article 9 of the UCC;
(ee)	“Software” means all Software as that term is defined in Article 9 of the UCC;
(ff)	“Supporting Obligations” means all Supporting Obligations as that term is defined in Article 9 of the UCC;
(gg)	“Tangible Chattel Paper” means all Tangible Chattel Paper as that term is defined in Article 9 of the UCC;
(hh)
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise; (b) all renewals thereof; and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Trademarks;

(ii)	“Trademark License” means any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark;
(jj)	“UCC” means the Uniform Commercial Code as in effect from time-to-time in the State of New York; and
(kk)
“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles owned by the Company and covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed in any schedule attached hereto and all tires and other appurtenances to any of the foregoing.

6.	The Company’s Representations and Warranties. The Company represents and warrants to Secured Party and the Holders as follows:

(a)
Good Standing and Qualification/Legal Capacity. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (“Company’s State”) and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted. The Company is not organized under the laws of any jurisdiction other than the Company’s State. The Company is duly qualified as a foreign corporation and is in good standing and duly authorized to do business in every jurisdiction wherever the nature of its properties or the conduct of its business requires such qualification and authorization.

(b)
Authority. The Company has full power and authority to enter into and perform the obligations under this Loan Agreement, to execute and deliver the Financing Agreements and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate or partnership action, if and as the case may be. No other consent or approval or the taking of any other action is required as a condition to the validity or enforceability of this Loan Agreement or any of the other Financing Agreements.

(c)
Binding Agreements. This Loan Agreement and the other Financing Agreements constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

(d)
Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Company before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of the Company, or which question the validity of this Loan Agreement or any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby except to matters noted in the Company’s December 31, 2005 annual 10K report.

(e)
No Conflicting Law or Agreements. The execution, delivery and performance by the Company of this Loan Agreement and the other Financing Agreements: (i) do not violate any provision of the Articles of Incorporation and By-laws of the Company, as amended or restated, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not, violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, partnership agreement, stock preference agreement, mortgage, indenture, contract or other agreement to which the Company is a party, or by which any of the Company’s properties are bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Collateral, or would have a material adverse effect on the conduct of the Company’s business as it is now being conducted and proposed to be conducted while this Loan Agreement is in effect, or would otherwise impair the value of the security interest granted to the Secured Party on behalf of the Holders hereunder; or (iv) except for the liens and mortgages granted to Secured Party hereunder, do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company.

(f)
Taxes. With respect to all taxable periods of the Company, the Company has not filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes to be filed on such filed returns have not been paid.

(g)
Compliance. The Company is not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which the Company is or the Company’s properties are subject, where such default or violation would materially and adversely affect the financial condition of the Company. The Company represents that it has not received notice of any such default or violation from any party. The Company is not in default in the payment or performance of any of the Company’s obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which the Company is a party or by which any of the Company’s assets or properties are bound, where such default would materially and adversely affect the financial condition of the Company.

(h)
Office. The chief executive office and principal place of business of the Company, and the office where the Company’s books and records concerning Collateral are kept, and is as set forth in the first paragraph of this Loan Agreement.

(i)
Places of Business. The Company has no other places of business and locates no Collateral, specifically including books and records, at any location other than at the Company’s place of business set forth in the first paragraph of this Loan Agreement.

(j)
Contingent Liabilities. The Company is not a party to any suretyship, guarantyship, or other similar type agreement; nor has the Company offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability (except for endorsement of negotiable instruments in the ordinary course of business).

(k)
Licenses. The Company has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of the Company’s business, all of which the Company represents to be in good standing and in full force and effect.

(l)
Collateral. The Company is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Secured Party hereunder; the Company is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Secured Party; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Company agrees to defend the Collateral against the claims of all persons other than Secured Party.

(m)
Environmental, Health, Safety Laws. The Company has not received any notice, order, petition or similar document in connection with or arising out of any violation of any environmental, health or safety law, regulation, rule or order, and the Company knows of no basis for any claim of such violation or of any threat thereof.

(n)
Accounts. The amount represented by the Company to Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time, to the best of the Company’s knowledge, be the correct amount actually owing by such account debtor or debtors thereunder in all material respects. No amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper (other than customer contracts constituting Chattel Paper) which has not been delivered to Secured Party.

(o)
Contracts. No consent of any party (other than the Company) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Loan Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Company nor (to the best of the Company’s knowledge) any other party to any Contract is in default in a manner which could reasonably be expected to materially adversely affect the value of all such Contracts as Collateral or is reasonably likely to become in default in the performance or observance of any of the terms thereof in any material respect. The Company has fully performed all its current obligations under each Contract. The right, title and interest of the Company in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which in the aggregate could reasonably be expected to have a material adverse effect to the Collateral, the Company’s operations or the Company’s ability to satisfy its obligations hereunder. No amount payable to the Company under or in connection with any Contract is evidenced by any Instrument or Chattel Paper (other than customer contracts constituting Chattel Paper) which has not been delivered to Secured Party.

(p)
Copyrights, Patents and Trademarks. All Copyrights, Copyright Licenses, Patents and Patent Licenses owned by the Company in its own name as of the date hereof are listed on Schedule 6(p) attached hereto and made a part hereof, which listing includes all Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof. Each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in Schedule 6(p), none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark. No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark.

(q)
Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a governmental authority with respect to which the Federal Assignment of Claims Act is applicable.

(r)
Government Consent. The execution and delivery of this Loan Agreement and the Notes and the other Loan Documents and the performance of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority.

(s)
Financial Statements. The Company has delivered to each Holder copies of its annual report on Form 10-K for the year ended December 31, 2004, and its quarterly reports for the first three quarters of fiscal 2005, ending March 31, 2005, June 30, 2005 and September 30, 2005, respectively (collectively the “Financial Statements”). All of these Financial Statements are true and correct, present fairly and completely the financial condition of the Company in all material respects for the periods covered therein and are in accordance with the books of account and records of the Company.

(t)
No change in Financial Condition. Since the ending date of the Financial Statements, September 30, 2005, described in subsection (s) above, there has been no material adverse change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business.

(u)
No Other Liabilities. Except to the extent reflected in the Financial Statements described in subsection (s) above, the Company, as of the date of this Loan Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of the Company for any period prior to the date of this Loan Agreement or arising out of transactions entered into, or any state of facts existing prior thereto.

(v)
Accuracy of Representations. No representation or warranty by or with respect to the Company contained herein or in any certificate or other document furnished by the Company pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

(w)
Representations as Inducement to Holders. The foregoing representations and warranties are made by the Company with the knowledge and intention that the Secured Party and the Holders will rely thereon, and shall survive the execution and delivery of this Loan Agreement.

7.	Affirmative Covenants of the Company. The Company covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Company shall:

(a)	Perform Obligations. Pay and perform all of the Obligations secured by this Loan Agreement according to their terms.

(b)
Financial Information. Deliver to Secured Party: promptly upon Secured Party's request, such documentation and information about the Company’s financial condition, business and/or operations as Secured Party may, at any time and from time to time, reasonably request, including without limitation, copies of federal and state income tax returns and all schedules thereto, a listing of Company’s Accounts and accounts payable and a listing of Company’s Inventory and Equipment, all of which shall be in form, scope and content reasonably satisfactory to Secured Party, in its sole discretion.

(c)
Insurance and Endorsement. (i) Keep the Collateral and Company’s other properties insured against loss or damage by flood (if applicable) and by fire and other hazards (so-called “All Risk” coverage) in amounts and with companies satisfactory to Secured Party to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; (ii) All insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to Secured Party, and be written by such carriers duly licensed and reasonably satisfactory to Secured Party. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without ten (10) days prior written notice to Secured Party. The Company shall cause Secured Party to be endorsed as a loss payee with a long form Holder’s loss payable clause, in form and substance reasonably acceptable to Secured Party on all such insurance. In the event of a failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish to Secured Party certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Company hereby irrevocably appoints Secured Party as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payment of the insurance. Any Proceeds received by Secured Party shall be applied to the Obligations in such order and manner as Secured Party shall determine in its sole discretion, or shall be remitted to the Company, in either event at Secured Party's sole discretion.

(d)
Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes (including withholdings), assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Company or its properties, unless and to the extent being contested in good faith with the prior written consent of Secured Party and against which, if requested by Secured Party as a condition to its consent, the Company shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the tax or lien being contested. Keep the Collateral free and clear of all liens, encumbrances, and security interests of any kind other than the security interest granted hereby and the Permitted Encumbrance.

(e)	Permitted Encumbrance. Pay and perform all of the obligations secured by the Permitted Encumbrance when due.
(f)
Litigation. Promptly advise Secured Party of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (collectively, “Litigation”), which is instituted against the Company and which, if adversely determined, would have a material adverse affect on the Company or its assets.

(g)
Maintenance of Existence. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties and the Collateral in good repair, working order and operating condition. The Company shall immediately notify Secured Party of any event causing material loss in the value of its assets.

(h)
Collateral Duties. Do whatever Secured Party may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Company will take any and all steps and observe such formalities as Secured Party may request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. Secured Party is authorized to file financing statements without the signature of the Company and to execute and file such financing statements on behalf of the Company as specified by the UCC to perfect or maintain Secured Party's security interest in all of the Collateral. All charges, expenses and fees Secured Party may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Secured Party, and any taxes relating thereto, shall be charged to the Company and added to the Obligations. Take all commercially reasonable action necessary to defend the title to the Collateral against all persons and against all claims and demands whatsoever. Keep the Collateral and the records relating to the Collateral available for inspection at all reasonable times during normal business hours.

(i)
Notice of Default. Provide to Secured Party, within one business day after becoming aware of the occurrence or existence of an Event of Default or a condition which would constitute an Event of Default but for the giving of notice or passage of time or both, notice in writing of such Event of Default or condition.

(j)
Location. Promptly advise the Secured Party in writing prior to any change in the location of the Company’s place of business and chief executive office in order to permit the Secured Party to take such actions as it may deem necessary or advisable to protect and preserve the security interests of the Holders.

8.
Negative Covenants of the Company. The Company covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Company shall not without the prior written consent of Secured Party:

(a)
Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of the Collateral which is prior to that of Secured Party, whether now owned or hereafter acquired, except: (i) liens required or expressly permitted by this Loan Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; and (iii) tax liens which are being contested in good faith with the prior written consent of Secured Party and against which, if requested by Secured Party as a condition to its consent, the Company shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the lien being contested.

(b)
Consolidation, Merger, Conversion, or Transfer. Merge into or consolidate with or into any corporation or other entity, convert into any other entity or transfer to or domesticate in any jurisdiction other than the jurisdiction set forth in Section 5(a) of this Loan Agreement.

(c)	Sale, Lease, and/or License of Assets. Sell, lease, license or otherwise dispose of any of its assets, except in the ordinary course of business.
(d)	Name Changes. Change its corporate name, identity or structure, or conduct its business under any trade name or style other than as set forth in this Loan Agreement.
(e)
Maintenance of Collateral. Permit to incur or suffer any loss, theft, substantial damage or destruction of any of the Collateral which is not immediately replaced with Collateral of equal or greater value, or which is not fully covered by insurance, the proceeds of which shall have been endorsed over to Secured Party in accordance with Section 7(c) hereof.

(f)	Maintenance of Existence. Fail to preserve and maintain its corporate existence in the jurisdiction of its incorporation, organization or formation.
(g)	UCC-3 Termination Statements. File any UCC-3 termination statement affecting any UCC-1 Financing Statement in favor of Secured Party.
(h)	Chattel Paper. Create any Chattel Paper without placing a legend thereon acceptable to Secured Party indicating that Secured Party has a security interest therein.

9.
Rights of Secured Party. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare all of the Obligations to be immediately due and payable and shall then have the rights and remedies of a secured party under the UCC or under any other applicable law, including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the right to occupy the Company’s premises for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon. Secured Party may require the Company to make the Collateral (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party. Secured Party may, at its option, sell the Collateral on credit, and furthermore may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Company at least ten (10) days' prior written notice at the address of the Company set forth above (or at such other address or addresses as the Company shall specify in writing to Secured Party) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable attorneys' fees) and all other reasonable charges against the Collateral, the residue of the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine and any surplus shall be returned to the Company or to any person or party lawfully entitled thereto. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Company will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, attorneys' fees, expenses and disbursements.

10.
Right of Secured Party to Use and Operate Collateral, Etc. Upon the occurrence of any Event of Default, Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Company and all persons claiming under the Company wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party without obligation to do so, may, from time to time, at the expense of the Company, make all such repairs, replacements, alterations, additions and improvements to the Collateral as Secured Party may deem proper. The Company hereby expressly waives any obligation of the Secured Party to process and/or prepare any Collateral prior to any sale or other disposition thereof. Upon any taking of possession of all or any part of the Collateral, Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Company in respect thereto as Secured Party shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as Secured Party may see fit; and Secured Party shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Loan Agreement (including legal costs and attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine. Without limiting the generality of the foregoing, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Company and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

(a)	At any time after an Event of Default, Secured Party shall have the right to require the Company to and the Company shall, upon written notice from Secured Party:

i)
Make collections of Proceeds upon its Accounts, hold the Proceeds received from collections in trust for Secured Party and turn over such Proceeds to Secured Party daily in the exact form in which they are received, together with a collection report in form satisfactory to Secured Party. Secured Party shall immediately apply, subject to collection, such Proceeds and any Proceeds of Accounts received by it pursuant to the following provisions of this Section 10, to the payment of the Obligations in such order of priority as Secured Party shall determine;

ii)	Assign or endorse the Accounts to Secured Party, and notify account debtors that the Accounts have been assigned and should be paid directly to Secured Party;
iii)	Turn over to Secured Party all Inventory returned in connection with any of the Accounts;
iv)
Mark or stamp each of its individual ledger sheets or cards pertaining to its Accounts with the legend “Assigned to Strasbourger Pearson Tulcin Wolff Inc.,” and stamp or otherwise mark and keep its books, records, documents and instruments relating to the Accounts in such manner as Secured Party may require; and

v)	Mark or stamp all invoices with a legend satisfactory to Secured Party so as to indicate that the same should be paid directly to Secured Party.

Notwithstanding the foregoing, Secured Party shall have the right, at any time after the occurrence of an Event of Default, to itself so notify such account debtors to make such payments of the Accounts directly to Secured Party and Secured Party shall have the further right to notify the post office authorities to change the address for delivery of mail of the Company to an address designated by Secured Party and to receive, open and dispose of all mail addressed to the Company.

For the purposes of this Section 10, the Company hereby irrevocably constitutes Secured Party as the Company’s attorney-in-fact to issue in the name and execute or endorse on behalf of the Company each and every notice, instrument and document necessary to carry out the purposes of the provisions of this Section 10, and to take such action in connection with the collection of the Accounts or the promissory note(s), including without limitation, suing thereon, compromising or adjusting the same, as Secured party, in its sole discretion, deems necessary. The power of attorney granted hereby shall be self-executing, but the Company shall promptly execute and deliver to Secured Party, upon written request of Secured Party, such additional separate powers of attorney as Secured Party may from time to time request.

11.
Events of Default. The Company shall be in default under this Loan Agreement upon the happening of any of the following events or conditions (herein individually called an “Event of Default” and collectively called “Events of Default”);

(a)
Failure by the Company to do anything required by the Note and other Financing Agreements and, if curable, the Company’s failure to fully cure such failure within thirty (30) days of written notice thereof from Secured Party;

(b)
Failure by the Company to preserve, or account to Secured Party’s reasonable satisfaction for, any of the Collateral or its proceeds and, if curable, the Company’s not curing such failure within thirty (30) days of written notice thereof from Secured Party;

(c)	Default by the Company on any loan or agreement with another creditor, if Secured Party reasonably believes the default may materially affect the Company’s ability to pay the Note;

(d)
Other than as otherwise provided in this Section 11, breach of or failure in the due observance or performance of any covenants, condition or agreement on the part of the Company to be observed or performed pursuant to this Loan Agreement, and, if curable, the failure to cure any such breach or failure within thirty (30) days after written notice thereof from Secured Party to the Company;

(e)	The Company’s becoming the subject of a proceeding under any bankruptcy or insolvency law;
(f)	The Company’s having a receiver or liquidator appointed for any part of its business or property;
(g)	The Company’s making an assignment for the benefit of creditors;
(h)	Reorganization, merger, consolidation or other change of ownership or business structure of the Company without Secured Party’s prior written consent;
(i)
The Secured Party receiving at any time after the date hereof, a UCC lien search report indicating that the Secured Party’s security interest in the Collateral is not prior to all other security interests or other interests reflected in the report, and the Company’s failure to have any such prior security or other interests fully released, terminated or subordinated within 45 days of written notice of such report from Secured Party to the Company; or

(j)	Any representation or warranty of the Company set forth herein or in the Note shall have been false or misleading in any material respect.

12.
Perfection by Filing. The Secured Party may at any time and from time to time, at the Company’s expense, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Company or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Company is an organization, the type of organization and any tax and/or organization identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed, if so required, by the Secured Party on behalf of the Company, and may be filed at any time in any jurisdiction as necessary. The Company hereby irrevocably appoints the Secured Party, through any of its chosen agents or designees, as the Company’s Attorney-In-Fact, coupled with an interest, for the purposes hereof.

13.
Other Perfection, etc. The Company shall at any time and from time to time, at Company’s expense, take such steps as the Secured Party may reasonably request for the Secured Party (a) to obtain an acknowledgement, in form and substance satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Party, (b) to obtain “control” of any Investment Property, Deposit Accounts, Letter-Of-Credit Rights or electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Secured Party, (c) to obtain possession of all or any portion of the Collateral in order to perfect its security interest therein in addition to the filing of a financing statement, and (d) otherwise to insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.

14.
Application of Payments. To the extent that the Company uses the proceeds of the loan secured hereby to purchase any Collateral, the Company’s repayment shall be applied on a “first-in-first-out” basis so that the portion of said loan used to purchase a particular item of Collateral shall be paid in the chronological order the Company purchased such Collateral.

15.	The Secured Party.

(a)	Authorization.

i)
Each Holder irrevocably authorizes Secured Party to take such action on his behalf and as his agent under this Loan Agreement, the Note executed in favor of such Holder and all other documents executed in connection therewith (collectively, the “Loan Documents”), and to exercise such powers as are specifically delegated to it hereunder and thereunder, including, without limitation, powers with respect to the enforcement and collection of the Obligations, and to exercise such other powers as are reasonably incidental thereto; provided, however, that Secured Party shall not, without the express authorization of the Holders of 75% of the aggregate principal amount of all outstanding Notes (the “Required Holders”), be authorized to waive any payment default under the Notes.

ii)
Except as set forth in subparagraph i) hereinabove, Secured Party shall not be required to but may, in its sole discretion, exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all Holders, provided, however, that Secured Party shall not be required to take any action that exposes Secured Party to personal liability or which is contrary to this Loan Agreement or applicable law.

(b)	Notices.

i)
Secured Party shall transmit promptly to each Holder each notice received by it from the Company that the Company is not required to furnish to the Holders and each of the Holders shall transmit promptly to Secured Party each notice received by it from the Company that is not otherwise required to be delivered to Secured Party by the terms hereof. Secured Party shall be under no obligation toward any Holder to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions hereof to be performed or observed by the Company, but Secured Party and each Holder shall promptly notify one another of any Event of Default of which it has actual notice.

ii)
Each Holder expressly authorizes Secured Party to collect all sums due such Holder under the Loan Documents. Secured Party shall promptly disburse to the Holders (to the extent of their ratable interest therein according to the outstanding Note Percentage of each Holder) available funds received by it for the benefit of the Holders.

(c)
Exculpation. In exercising its duties and powers hereunder, the Secured Party shall exercise the same care that it would exercise in dealing with loans for its own account, but neither Secured Party nor any of its directors, officers, employees or attorneys shall be responsible for the truth or accuracy of any representations or warranties given or made herein or for the validity, effectiveness, sufficiency or enforceability of this Loan Agreement, or any other Loan Documents, and Secured Party or any of its directors, officers, employees or attorneys shall not be liable to any of the Holders for any action taken or omitted to be taken by it or any of them under the Loan Documents, except in the case of its or their willful misconduct or gross negligence. Each of the Holders represents and warrants to Secured Party that it has made its own independent judgment with respect to entering into this Loan Agreement and the other Loan Documents and undertaking its obligations hereunder and thereunder. Each Holder also acknowledges that it will, independently and without reliance upon the Secured Party or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement and the Loan Documents. The powers conferred by this Loan Agreement on Secured Party hereunder are solely to protect the Holders’ interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither Secured Party nor any of its directors, officers, employees (excluding any independent contractors employed by Secured Party) or attorneys shall have any responsibility (1) to the Company on account of the failure or delay in performance or breach of any Holder of any of its obligations hereunder, or (2) to any Holder on account of the failure of or delay in performance or breach by any other Holder or the Company of any of their obligations hereunder.

(d)	Reliance. Secured Party:

i)
shall be entitled to rely on any communication, instrument or document believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons;

ii)
shall be entitled to consult with legal counsel, independent public accountants and other professional advisers and experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by Secured Party in accordance with the advice of such counsel, accountants or experts;

iii)	makes no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, warranties or representations made in or in connection with this Loan Agreement;
iv)
shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Loan Agreement on the part of the Company or to inspect the property (including the books and records) of the Company;

v)
shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or venue of this Loan Agreement or any other instrument or document furnished pursuant hereto; and

vi)
shall incur no liability under or in respect of this Loan Agreement by acting upon notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)	Expenses and Indemnification. Each Holder agrees:

i)
to reimburse Secured Party, as agent hereunder, on demand, pro rata in accordance with its Note Percentage, for all reasonable expenses incurred by Secured Party in connection with the preparation, execution, operation and enforcement of, or legal advice in respect of rights or responsibilities under, this Loan Agreement and any document delivered in connection herewith, to the extent that such expenses are not timely reimbursed or reimbursable by the Company, and

ii)
to indemnify and hold harmless Secured Party and any of its directors, officers or employees, on demand, pro rata in accordance with its Note Percentage, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Secured Party in any way relating to or arising out of the Loan Documents or any action taken or omitted by Secured Party under the Loan Documents, to the extent that expenses and costs incurred by it in connection with such liability are not reimbursed by the Company; provided that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Secured Party’s gross negligence or willful misconduct.

(f)
Other Holders. None of the Holders shall be deemed to be an agent of any other Holder; none of such Holders or any of their respective directors, officers or employees shall have any responsibility to the Company on account of the failure or delay in performance or breach of any other Holder of any of its obligations hereunder or to any other Holder on account of the failure of or delay in performance or breach by any other Holder or the Company of its obligations hereunder.

(g)
Removal or Resignation of Secured Party. Secured Party may resign at any time by giving written notice thereof to the Holders and the Company and upon any such resignation the Required Holders shall have the right to appoint a successor Secured Party. If no successor Secured Party shall have been so appointed by the Required Holders, and shall have accepted such appointment, within thirty (30) days after the retiring Secured Party’s giving of notice of resignation or the Required Holders’ removal of the retiring Secured Party, then the retiring Secured Party may, on behalf of the Holders, appoint a successor Secured Party. Upon the acceptance by a successor Secured Party of its appointment as Secured Party hereunder, such successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party, and the retiring Secured Party shall be discharged from its duties and obligations under this Loan Agreement. After any retiring Secured Party’s resignation or removal hereunder as Secured Party, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Secured Party under this Loan Agreement.

16.
Termination; Assignment, Etc. This Loan Agreement and the security interest in the Collateral created hereby shall terminate when all of the Obligations have been fully and finally paid, performed and discharged, whereupon Secured Party will promptly provide the Company with appropriate releases/terminations of the security interests granted hereby. No waiver by Secured Party or by any other holder of the Obligations of any default shall be effective unless in writing signed by Secured Party nor shall any waiver granted on any one occasion operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by Secured Party of all or any of the Obligations held by Secured Party, Secured Party may assign or transfer its respective rights and interests under this Loan Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights hereunder, and Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned except that Secured Party shall be liable for damages suffered by the Company as a result of actions taken by Secured Party in bad faith or with willful misconduct.

17.
Notices. Except as otherwise provided herein, notice to the Company or to Secured Party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof when (a) delivered personally, (b) deposited with a commercially recognizable national overnight courier, or (c) mailed by certified or registered mail, postage prepaid and return receipt requested, when deposited in the U.S. mail, to the parties as follows (or to such other address as a party may have signified by notice given to the other party in accordance with this provision):

(a)	if to the Company:

StarInvest Group, Inc.
3300 North A Street Suite 2-210
Midland, Texas 79705
Attn: Isaac H. Sutton, CEO

(b)	if to Secured Party:

Strasbourger Pearson Tulcin Wolff Inc.
33 Whitehall Street
17th Floor
New York, NY 10004
Attn: Ron Moschetta

18.
Miscellaneous. This Loan Agreement shall inure to the benefit of and be binding upon Secured Party and the Company and their respective successors and assigns. In case any provision in this Loan Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Loan Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The paragraph headings used in this Loan Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof. This Loan Agreement may not be amended except in writing.

19.
Governing Law. This Loan Agreement shall be governed by the laws of the State of New York (but not its conflicts of law provisions except to the extent that Part 3 of the UCC requires the application of the laws of another jurisdiction with regard to the perfection and priority of security interests).

20.
Waiver. IN ANY ACTION TO ENFORCE THIS LOAN AGREEMENT OR TO COLLECT THE NOTE SECURED HEREBY OR TO COLLECT A DEFICIENCY AFTER THE ENFORCEMENT OF THIS LOAN AGREEMENT, THE COMPANY HEREIN SPECIFICALLY WAIVES ITS RIGHT TO ANY NOTICE OF HEARING OR HEARING, OR THE ESTABLISHMENT OF A BOND, WITH OR WITHOUT SURETY, WHICH THE COMPANY WOULD OTHERWISE BE ENTITLED TO UNDER STATE OR FEDERAL LAW PRIOR TO AN ATTACHMENT BEING PLACED AGAINST ANY PROPERTY OWNED BY THE COMPANY IN THE STATES OF NEW YORK OR NEVADA, OR PRIOR TO SECURED PARTY’S RESORT TO ANY OTHER PREJUDGMENT REMEDY ALLOWED BY LAW. THE COMPANY ACKNOWLEDGES THAT THIS LOAN AGREEMENT AND THE NOTE SECURED HEREBY EVIDENCE A COMMERCIAL TRANSACTION. THE COMPANY EXPRESSLY WAIVES ALL REQUIREMENTS OF PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR NON-PAYMENT, NOTICE OF PROTEST AND ALL DILIGENCE.

21.
Jury Waiver. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS LOAN AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF SECURED PARTY'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE COMPANY ACKNOWLEDGES THAT THE COMPANY MAKES THIS WAIVER VOLUNTARILY, INTELLIGENTLY, KNOWINGLY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS THEREOF.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as a sealed instrument as of the date first above written.

Witnessed by: _____________________________________	StarInvest Group, Inc. By: _____________________________________ Isaac H. Sutton Its CEO Duly Authorized
_____________________________________	STRASBOURGER PEARSON TULCIN WOLFF INC. By: _____________________________________ Ron Moschetta Its ____________________ Duly Authorized